Exhibit 10.5

INVESTORS RIGHTS AGREEMENT

by and between

Lumos Networks Corp.

and

Lumos Investment Holdings, Ltd.

Dated as of August 6, 2015

Table of Contents

1.	Certain Definitions	1

2.	Shelf Registration Statements	5

3.	Additional Demand Registrations	7

4.	Piggyback Registrations	9

5.	Other Registrations	10

6.	Selection of Underwriters	10

7.	Holdback Agreements	10

8.	Procedures	11

9.	Registration Expenses	16

10.	Indemnification	17

11.	Rule 144	18

12.	Transfer of Registration Rights	19

13.	Conversion of Other Securities	19

14.	Board of Directors	20

15.	Miscellaneous	23

INVESTORS RIGHTS AGREEMENT dated as of August 6, 2015, by and between Lumos Networks Corp., a Delaware corporation (the “Company”) and Lumos Investment Holdings, Ltd., Cayman Islands exempted company (the “Initial Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Initial Stockholder entered into that certain Warrants Purchase Agreement (as defined below);

WHEREAS, pursuant to the Warrants Purchase Agreement, the Initial Stockholder acquired a warrant to purchase 5,500,000 shares (subject to adjustment) of the Company’s Common Stock (as defined below); and

WHEREAS, the parties hereto wish to enter into this Agreement on the date hereof in order to set forth their relative rights with regard to the registration of the Company’s securities, election of the Company’s Board of Directors (the “Board”) and certain other matters.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. In addition to the foregoing (and for the avoidance of doubt), with respect to the Initial Stockholder, an Affiliate of the Initial Stockholder shall include any Person controlled by, or under common control with, Pamplona Capital Management or any fund advised by Pamplona Capital Management.

“Agreement” means this Investors Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Investors Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Blackout Period” has the meaning set forth in Section 8(e) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“By-laws” has the meaning set forth in Section 14(a) hereof.

“Closing Date” has the meaning set forth in the Warrants Purchase Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 15(c) hereof.

“Company Related Parties” has the meaning set forth in Section 15(i) hereof.

“Delay Period” means a Demand Delay Period and a Shelf Delay Period.

“Demand Delay Period” has the meaning set forth in Section 3(d) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Demand Stockholder” means, as of the date of determination, any Stockholder holding (a) Warrants that are exercisable for 10% or more of the Warrant Shares issued and outstanding as of such date or issuable upon exercise of all outstanding Warrants as of such date or (b) 10% or more of the Warrant Shares issued and outstanding as of such date or issuable all outstanding Warrants as of such date.

“Demand Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) fully and reasonably cooperate with the underwriter(s) in connection therewith and make themselves reasonably available to participate in “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities); provided that such activities shall not unreasonably interfere with the duties of such members of senior management in the ordinary course of the Company’s business and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Initial Stockholder” has the meaning set forth in the introductory paragraph.

“Joinder” has the meaning set forth in Section 12(a) hereof.

“Notes” means the Company’s 8% Notes due 2022 issued to Lumos Debt Holdings, L.P. on the date hereof (or any replacement thereof).

“Original Principal Amount” means US$150,000,000.

“Permitted Transferee” has the meaning set forth in Section 12(a) hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (i) the Warrants Shares, (ii) any other shares of Common Stock of the Company (or any successor to the Company) acquired after the date hereof by the Initial Stockholder and (iii) any shares of Common Stock issued as a distribution with respect to, in exchange for, upon exercise of, or in replacement of any such Warrant Shares or Common Stock, in each case held by such Stockholder; provided, however, that such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144.

“Registration Expenses” has the meaning set forth in Section 9(a) hereof.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Delay Period” has the meaning set forth in Section 2(d) hereof.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Significant Event” means (i) entry (or announcement of any intention enter) by the Company in, or recommendation of the Company of, any transaction that would, if consummated, result in any third party acquiring, or having the right to acquire, 33% or more of the Company’s voting securities, (ii) the majority of the Board being comprised, at any time, of persons that were initially nominated by any person other than by the nominating committee of the Board (or such committee performing such function) (“Dissident Directors”); provided that, persons nominated or designated by such Dissident Directors or a committee comprised of Dissident Directors, shall be deemed Dissident Directors other than nominees initially proposed by any third party (other than the Initial Stockholder or the Company), or (iii) any adoption by the Board of any plan of liquidation or dissolution of the Company.

“Stockholders” means (i) the Initial Stockholder and (ii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

“Stockholder Related Parties” has the meaning set forth in Section 15(i) hereof.

“Suspension Notice” has the meaning set forth in Section 8(e) hereof.

“Underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(ii) of the Securities Act) for resale to the public.

“Warrants” means the Warrant issued on the date hereof pursuant to the Warrants Purchase Agreement and all Warrants issued upon transfer, division or combination of, or in substitution for, such Warrant, or any other Warrant subsequently issued to the holders of the Warrants.

“Warrants Purchase Agreement” means the Warrants Purchase Agreement, dated as of August 6, 2015, by and between the Company and the Initial Stockholder.

“Warrant Shares” means 5,500,000 shares of the Company’s Common Stock issued or issuable upon the exercise of the Warrants, subject to adjustment in accordance with the Warrants.

2.	Shelf Registration Statements.

(a) Right to Request Registration. At the request of any Demand Stockholder, the Company shall use its best efforts to promptly file a registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by such Demand Stockholder of such number of shares of Registrable Securities requested by such Demand Stockholder to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. The Company shall use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement for a period of at least eighteen (18) months in the aggregate plus the duration of any Blackout Period or Shelf Delay Period, or such shorter period that shall terminate when all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement in accordance with the plan of distribution set forth therein. The plan of distribution contained in the Shelf Registration Statement shall be in the form attached as Exhibit A hereto, unless otherwise determined by such Stockholders.

(b) Number of Fully Marketed Underwritten Offerings. The Demand Stockholders, collectively, shall be entitled to request an aggregate of three (3) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement. If any Demand

Stockholder requests a Fully Marketed Underwritten Offering, the Company shall cause there to occur promptly Full Cooperation in connection therewith. An underwritten offering shall not count as one of the permitted Fully Marketed Underwritten Offerings if there is not Full Cooperation in connection therewith or such Demand Stockholders are not able to sell at least 50% in the aggregate of the Registrable Securities desired to be sold in such Fully Marketed Underwritten Offering. Except as provided in this Section 2(b), there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

(c) Priority on Fully Marketed Underwritten Offerings. If in connection with a Fully Marketed Underwritten Offering pursuant to this Section 2 the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such offering exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such Fully Marketed Underwritten Offering the maximum number of securities that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Securities requested by the Demand Stockholders to be included in such Fully Marketed Underwritten Offering and (ii) second, among all securities requested to be included in such registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree.

(d) Restrictions on Shelf Registrations and Fully Marketed Underwritten Offerings. The Company may postpone the filing or effectiveness of a Shelf Registration Statement or the commencement of any Fully Marketed Underwritten Offering pursuant to a Shelf Registration Statement if, based on the good faith judgment of the Company’s Board, such postponement is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Demand Stockholder requesting such Shelf Registration Statement or Fully Marketed Underwritten Offering shall be entitled, at any time after receiving notice of such postponement, to withdraw such request and, if such request is withdrawn, such Shelf Registration Statement or Fully Marketed Underwritten Offering thereunder shall not count as one of the permitted Fully Marketed Underwritten Offerings contemplated in Section 2(b). The Company shall provide written notice to the Demand Stockholder of (x) any postponement of the filing or effectiveness of the Shelf Registration Statement or a Fully Marketed Underwritten Offering pursuant to this Section 2(d) and (y) the Company’s decision to file or seek effectiveness of such Shelf Registration Statement or commence such Fully Marketed Underwritten Offering following such postponement and (z) the effectiveness of such Shelf Registration Statement. The Company may defer the filing or effectiveness of such Shelf Registration Statement or the commencement of a particular Fully Marketed Underwritten Offering pursuant to this Section 2(d) only once during any 12-month period. Notwithstanding the provisions of this Section 2(d), the Company may not postpone the filing or effectiveness of a Shelf Registration Statement or the commencement of a Fully Marketed Underwritten

Offering past the date that is the earliest of (a) the date upon which any disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material, (b) forty-five (45) days after the date upon which the Board has determined such matter should not be disclosed and (c) such date that, if such postponement continued, would result in there being more than sixty (60) days in the aggregate in any 12 month period during which the filing or effectiveness of the Shelf Registration Statement or the commencement of one or more Fully Marketed Underwritten Offerings has been so postponed. The period during which filing or effectiveness of a Shelf Registration Statement or commencement of a Fully Marketed Underwritten Offering is so postponed hereunder is referred to as a “Shelf Delay Period.”

3.	Additional Demand Registrations.

(a) Right to Request Registration. If at any time during this Agreement, the Company is not then eligible to register for resale the Registrable Securities on Form S-3 or other registration form for a shelf offering to be made from time to time pursuant to Rule 415 or if Rule 415 is otherwise not available to the Company for the offer and sale of the Registrable Securities, the Registrable Securities may be registered separate from a Shelf Registration Statement. Any time after the date hereof and subject to foregoing sentence and Section 2(a), any Demand Stockholder may request registration for resale under the Securities Act of all or part of the Registrable Securities pursuant to a Registration Statement separate from the Shelf Registration Statement (a “Demand Registration”). As promptly as practicable after such request, but in any event within fifteen (15) days of such request by a Demand Stockholder, the Company shall file a registration statement registering for resale such number of shares of Registrable Securities held by such Demand Stockholders as requested to be so registered (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Demand Registration Statement”). In connection with each such Demand Registration involving an underwritten offering, the Company shall cause there to occur promptly Full Cooperation.

(b) Number of Demand Registrations. The Demand Stockholders, collectively, will be entitled to request a total of three (3) Demand Registrations pursuant to Section 3(a), minus the number of Fully Marketed Underwritten Offerings completed off of the Shelf Registration Statement. A registration shall not count as one of the permitted Demand Registrations pursuant to Section 3(a)(i) until the related Demand Registration Statement has become effective, (ii) if the Demand Stockholders are not able to register and sell at least 50% of the aggregate Registrable Securities requested to be included in such registration, (iii) if there was not Full Cooperation in connection therewith or (iv) in the case of a Demand Registration that would be the last permitted Demand Registration requested pursuant to Section 3(a), if the Demand Stockholders are not able to register and sell all of the Registrable Securities requested to be included in such registration.

(c) Priority on Demand Registrations. If a Demand Registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of securities that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Securities requested by the Demand Stockholders to be included in such registration and (ii) second, among all securities requested to be included in such registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree.

(d) Restrictions on Demand Registrations. The Company may postpone the filing or the effectiveness of a Demand Registration Statement if, based on the good faith judgment of the Company’s Board, such postponement is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Demand Stockholder requesting such Demand Registration Statement shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Demand Stockholders of (x) any postponement of the filing or effectiveness of a Demand Registration Statement pursuant to this Section 3(d), (y) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such postponement and (z) the effectiveness of such Demand Registration Statement. The Company may defer the filing or effectiveness of a particular Demand Registration Statement pursuant to this Section 3(d) only once during any 12-month period. Notwithstanding the provisions of this Section 3(d), the Company may not postpone the filing or effectiveness of a Demand Registration Statement past the date that is the earliest of (a) the date upon which any disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material, (b) forty-five (45) days after the date upon which the Board has determined such matter should not be disclosed and (c) such date that, if such postponement continued, would result in there being more than sixty (60) days in the aggregate in any 12 month period during which the filing or effectiveness of one or more Registration Statements has been so postponed. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Demand Delay Period.”

(e) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period of at least one hundred and eighty (180) days from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Demand Delay Period and any Blackout Period, or such shorter period that shall terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

4.	Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company which permits the inclusion of a Stockholder’s Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to each Stockholder of its intention to effect such sale or registration and, subject to Sections 4(b) and 4(c), shall include in such transaction all Registrable Securities with respect to which the Company has received a written request from the Stockholders for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Stockholders’ right to immediately request a Demand Registration or Shelf Registration Statement hereunder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 3 of this Agreement or a Shelf Registration Statement for purposes of Section 2 of this Agreement.

(b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell and (ii) second, to the Registrable Securities and other securities requested to be included in such registration by the Stockholders and other security holders of the Company, pro rata among the holders of such securities on the basis of the number of shares, including Registrable Securities, requested to be registered by such holders so long as no other registration rights remain outstanding.

(c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company’s securities other than Registrable Securities and such registration permits the inclusion of a Stockholder’s Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities requested to be included therein by the holder(s) requesting such registration and (ii) the Registrable Securities and other securities requested to be included in such registration by the Stockholders, other security holders and the Company, pro rata among the Stockholders, such other security holders and the Company on the basis of the number of shares requested to be registered by them so long as no other registration rights remain outstanding.

5.	Other Registrations

Following the date of this Agreement, the Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Stockholders and that do not adversely affect the priorities set forth herein of the Stockholders.

6.	Selection of Underwriters.

If any of the Registrable Securities covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, the Stockholders shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed.

7.	Holdback Agreements.

(a) The Company agrees not to, and shall exercise its reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and beneficial owners of 5% or more of the Company’s outstanding voting securities not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the ninety (90) days beginning on the pricing date of any underwritten offering pursuant to a Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period.

(b) So long as the Initial Stockholder has any designees on the Company’s Board, if (i) the Company proposes to offer and sell any of its common equity securities for its own account in an underwritten public offering and (ii) reasonably requested by the lead managing underwriter, the Initial Stockholder shall, only upon providing its prior consent (such consent not to be unreasonably withheld), enter into a reasonable and customary

“lock up” agreement with the representatives of the underwriters for the offering; provided that the terms of such lock up agreement shall be no more restrictive than any lock up agreement signed by any director, officer or stockholder of the Company.

8.	Procedures.

(a) Whenever one or more Stockholders request that any Registrable Securities be registered or sold pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably possible:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to the Stockholders participating in such Registration Statements and the underwriter(s), if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Stockholders, the exhibits incorporated by reference, provided, that any such item which is available on the SEC’s EDGAR system (or successor thereto) need not be furnished, and such Stockholders (and the underwriter(s), if any) shall have the opportunity to review and comment thereon (other than such documents incorporated by reference in the Prospectus), and the Company will not file such Registration Statement or Prospectus or any amendment or supplement thereto in a form to which the Stockholders (and the underwriter(s), if any) reasonably objects;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one hundred and eighty (180) days, in the case of a Demand Registration Statement or an aggregate of eighteen (18) months, in the case of a Shelf Registration Statement (plus, in each case, the duration of any Delay Period and any Blackout Period), or in each case such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by such Stockholders thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by such Stockholders or any underwriter(s) in connection with each shelf takedown; provided that the Company shall not have any obligation to include such requested disclosure if the Company reasonably expects that doing so would cause the applicable Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) furnish to such Stockholders such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such Stockholders and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities, provided, however, that the Company shall have no obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(iv) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as such Stockholders and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholders and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(v) notify such Stockholders and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of such Stockholders or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, (i) enter into such customary agreements (including underwriting agreements in customary form), (ii) take all such other actions as such Stockholders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Company personnel to cooperate with such Stockholders and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and such Stockholders;

(vii) in connection with each Demand Registration requested by the Demand Stockholders pursuant to Section 3 and each Fully Marketed Underwritten Offering requested by the Stockholders pursuant to Section 2, cause there to occur Full Cooperation and, in all other cases, cause members of senior management of the Company to be reasonably available to participate in, and to reasonably cooperate with the underwriter(s) in connection with customary marketing activities (including select conference calls and one-on-one meetings with prospective purchasers); provided that such activities shall not unreasonably interfere with the duties of such senior management in the ordinary course of the Company’s business;

(viii) make available for inspection by such Stockholders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Stockholders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, managers, employees and independent accountants to supply all information reasonably requested by such Stockholders, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(x) if requested by underwriter(s) in connection with an underwritten offering, cause to be delivered, immediately prior to the pricing of such underwritten offering and at the time of closing of the sale of Registrable Securities pursuant to such underwritten offering, letters from the Company’s independent registered public accountants and any other accountants whose reports are included or incorporated by reference in such Registration Statement addressed to such Stockholders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(xi) make generally available to its securityholders a consolidated earnings statement (which need not be audited) for the twelve (12) months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act; and

(xii) promptly notify such Stockholders and the underwriter or underwriters, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to a Stockholder furnished to the Company by or on behalf of such Stockholder specifically for use therein).

(c) The Company shall make available to the Stockholders (and the underwriters, if any) (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to a Shelf Registration Statement or a Demand Registration Statement, and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Stockholder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Stockholders of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) The Company may require the Stockholders to furnish to the Company any other information regarding such Stockholders and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement. Additionally, each Stockholder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder. Each Stockholder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

(e) Each Stockholder agrees that, upon notice from the Company of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement for a reasonable length of time not to exceed ten (10) days (thirty (30) days in the case of an event described in Section 3(d)) until such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 8(a) hereof; provided, however, that such postponement of sales of Registrable Securities by such Stockholder shall not exceed forty-five (45) days in the aggregate in any six-month period. If the Company shall give the Stockholders any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statements effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Stockholders either are advised by the Company that the use of the Prospectus may be resumed or receive copies of the supplemented or amended Prospectus contemplated by Section 8(a) (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than a total of three (3) Suspension Notices in any twelve (12) month period.

(f) The Company shall not permit any officer, manager, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of the Stockholders and any underwriter.

(g) In no event shall the Company be required to effect more than one underwritten offering hereunder within any six-month period, whether as a Fully Marketed Underwritten Offering pursuant to the Shelf Registration Statement or, in the event the Company is not eligible for registration under the Shelf Registration Statement, as an underwritten offering pursuant to a Demand Registration.

9.	Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration Statement or a Piggyback Registration), the Company shall pay, or shall reimburse the Stockholders for, the reasonable fees and disbursements of one law firm chosen by the Stockholders as their counsel.

(c) The obligation of the Company to bear the expenses described in Section 9(a) and to pay or reimburse the Stockholders for the expenses described in Section 9(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

10.	Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, each Stockholder and its officers, directors, employees and Affiliates and each Person who controls a Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any “issuer free writing prospectus” (as defined in Securities Act Rule 433) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to a Stockholder furnished in writing to the Company by such Stockholder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders.

(b) In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information as the Company reasonably determines, based on the advice of counsel, is required to be included in, any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, any “free writing prospectus” (as defined in Securities Act Rule 433) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of a Stockholder be greater in amount than the amount of net proceeds received by such Stockholder upon such sale.

11.	Rule 144.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Stockholders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholders, the Company will deliver to the Stockholders a written statement as to whether it has complied with such information and requirements.

12.	Transfer of Registration Rights.

(a) Each Stockholder may in its sole discretion transfer all or any portion of its then-remaining registration rights under Sections 2 through 11 of this Agreement to (i) any Affiliate of such Stockholder or (ii) any transferee who would satisfy the definition of a “Demand Stockholder” as a result of the acquisition of Warrants or Warrant Shares (other than, in the case of the Warrant Shares, pursuant to an effective Registration Statement) (each, a “Permitted Transferee”). Any transfer of registration rights pursuant to this Section 12(a) shall be effective upon receipt by the Company of (x) written notice from the Stockholder stating the name and address of any Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a joinder, in the form attached as Exhibit B hereto (the “Joinder”), providing that the Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of this Section 12) or another written agreement from the transferee to be bound by the terms of this Agreement. In connection with any such transfer, the term “Stockholders” as used in this Agreement shall, where appropriate to assign such rights to such Permitted Transferee, be deemed to include the Permitted Transferee holder of such Registrable Securities. The Stockholders and such Permitted Transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining registration rights hereunder) as they shall agree among themselves.

(b) After such transfer, the transferring Stockholder shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such Stockholder. Upon request of the transferring Stockholder, the Company shall execute a Joinder or another investor rights agreement with such Permitted Transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

13.	Conversion of Other Securities.

If a Stockholder offers Registrable Securities by forward sale, or any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2, 3 and 4 of this Agreement.

14.	Board of Directors.

(a) Composition. Prior to the execution of this Agreement, the Company has taken all actions (including by amendment of the Amended and Restated Bylaws of the Company (the “By-laws”), if required) necessary to increase the number of directors that shall constitute the entire board to nine (9) and, effective as of the date hereof, has appointed to the Board of the Company each of William Pruellage and Peter Aquino as a director to serve until his successor is elected and qualified or his resignation or removal in accordance with the By-laws. For so long as the Initial Stockholder maintains the right to designate one or more directors pursuant to Section 14(b), the Company shall not support any increase in the number of directors of more than ten (10) total directors without the Initial Stockholder’s prior written consent.

(b) Designation of Directors. Until the date on which all Warrants have been sold or otherwise transferred by the Initial Stockholder (other than to an Affiliate) or the underlying Common Stock has been sold or transferred (other than to an Affiliate), the Initial Stockholder (or an Affiliate of the Initial Stockholder in the event the Initial Stockholder sells or otherwise transfers all or a part of the Warrants or the underlying Common Stock to an Affiliate) shall have the right to designate to the Board two (2) directors, the identity of such director designees to be at the discretion of the Initial Stockholder so long as any such director designees are not restricted from serving on the board of directors of a U.S. public company and shall satisfy the corporate governance guidelines of the Company and NASDAQ; provided, however, that following any (x) transfer by any Affiliate of the Initial Stockholder and/or the Initial Stockholder, as applicable, of the Notes or (y) any repayment of the Notes (i) if the Initial Stockholder, collectively with any of its Affiliates (including the initial holder thereof) retains the Notes representing between 65% and 35% of the Original Principal Amount (calculated by reference to the then principal amount of the Notes plus accrued and unpaid interest held by any such Affiliate of the Initial Stockholder and/or the Initial Stockholder, as applicable), the Initial Stockholder shall be entitled to designate to the Board one (1) director (for the avoidance of doubt, if the amounts so retained exceed 65%, the Initial Stockholder shall retain the right to designate to the Board two (2) directors) and (ii) if the Initial Stockholder retains the Notes representing less than 35% of the Original Principal Amount (calculated by reference to the then principal amount of the Notes plus accrued and unpaid interest held by any such Affiliate of the Initial Stockholder and/or the Initial Stockholder, as applicable), then the Initial Stockholder’s designation right will terminate. The Initial Stockholder’s right to designate directors shall not be transferrable (other than to any commonly controlled Affiliates) without the prior written consent of the Company.

(c) Election of Directors. The Company shall nominate and take all action within its power to cause all nominees designated pursuant to Section 14(b) to be included in the slate of nominees recommended by the Board to the Company’s stockholders for election as directors at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board (and/or in connection with any election by written consent) and the Company shall use all reasonable best efforts to cause the election of each such nominee, including recommending and soliciting proxies in favor of the election of such nominees.

(d) Replacement of Directors. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated pursuant to Section 14(b) or designated pursuant to this Section 14(d), or in the event of the failure of any such nominee to be elected, the Initial Stockholder shall have the right to designate a replacement to fill such vacancy, provided that any such nominee shall not be restricted from serving on the board of directors of a U.S. public company and shall satisfy the corporate governance guidelines of the Company and NASDAQ. The Company shall take all action within its power to cause such vacancy to be filled by the replacement so designated, and the Board shall promptly elect such designee to the Board. Upon the written request of the Initial Stockholder, the Company shall take all action within its power to submit to a vote of stockholders of the Company, and use reasonable best efforts to cause (including through the solicitation of proxies), the removal, with or without cause, any Director previously nominated pursuant to Section 8(b) or designated pursuant to this Section 14(d), and to elect any replacement director designated by the Initial Stockholder as provided in the first sentence of this Section 14(d).

(e) Committees. The Company shall take all action within its power to cause any committee of the Board to include in its membership at least one of the Initial Stockholder’s designated directors, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

(f) No Limitation. The provisions of this Section 14 are intended to provide the Initial Stockholder with the minimum Board representation rights set forth herein. Nothing in this Agreement shall prevent the Company from having a greater number of Initial Stockholder nominees or designees on the Board than otherwise provided herein.

(g) Indemnification, Expense Reimbursement and Insurance. Any director designated or nominated by the Initial Stockholder that serves on the Board shall be entitled to all benefits and rights under any indemnification, exculpation and reimbursement agreement, policy and provision of any organizational document (including as to advancement or reimbursement of expenses), as well as any director and officer insurance policy maintained by the Company, in each case to the fullest extent made available to any other director of the Board. Without limiting the foregoing, (i) the benefits and rights referenced in the previous sentence shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any director designated or nominated by the Initial Stockholder without the Initial Stockholder’s prior written consent and (ii) the Company shall at all times maintain in full force and effect a policy or policies of director and officer liability insurance, issued by insurers of recognized responsibility, insuring against such losses and risks, and in such amounts, as are at least as favorable as are maintained by the Company as of the date hereof. Notwithstanding anything to the contrary in the Company’s certificate of incorporation or By-laws or in this clause (g), and without limiting any of the rights set forth therein, the Company shall indemnify and hold harmless any director designated or nominated by the Initial Stockholder that serves on the Board to the fullest extent permitted by applicable law with respect to any losses arising from or related to the fact that such director is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of the Company or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by such director in any such capacity. The Company hereby agrees to enter into a customary indemnification agreement with the director designated or nominated by the Initial Stockholder as soon as reasonably practicable after the date hereof.

(h) No Impairment. The Company shall not take any action to cause the amendment of its certificate of incorporation and by-laws such that the Initial Stockholder’s rights under this Section 14 would not be given effect; provided, that, for the avoidance of doubt, the foregoing shall not prohibit any increase or decrease in the size of the Board subject to the rights of the Initial Stockholder upon any increase set forth in clause (a) above.

(i) Standstill. The Initial Stockholder (or any Affiliate of the Initial Stockholder in the event the Initial Stockholder sells or otherwise transfers all or a part of the Warrants or the Warrant Shares to an Affiliate) agrees that, for the period beginning on the date of this Agreement and ending on the earliest to occur of (x) the occurrence of a Significant Event, (y) such date that the Initial Stockholder (or any Affiliate thereof) no longer has the right to designate at least one director pursuant to the terms of Section 14(b) of this Agreement and (z) the date following the annual meeting of the stockholders of the Company at which the Initial Stockholder has declined to nominate a designee to the Board at such meeting and the Initial Stockholder has delivered written notice to the Company that is has irrevocably waived and relinquished its right to nominate any designees to the Board pursuant to the provisions of Section 14(b) of this Agreement in the future, unless otherwise agreed or consented to by the Board, neither the Initial Stockholder nor any of its Affiliates or representatives acting at the direction and on behalf of the Initial Stockholder will (the “Standstill Period”), (a) effect or affirmatively seek, publicly offer or publicly propose to effect or cause, or knowingly and actively assist any third party to effect, offer or publicly propose to effect (i) any acquisition of any voting equity securities of the Company other than (x) the acquisition by the Initial Stockholder (or any of its Affiliates) of beneficial ownership of (A) any of the Warrant Shares or securities issued by the Company in respect of (whether by dividend or otherwise) any warrant shares, (B) additional voting equity securities of the Company not to exceed, in the aggregate, 1% of the issued and outstanding shares of the Company’s outstanding voting securities at the time of measurement and (3) any voting equity securities issued by the

Company to the Initial Stockholder’s nominees to the Board (which shall not be included in the calculation of the 1% in clause (B) above); (ii) any tender or exchange offer, merger, consolidation involving the acquisition of the Company other than any such transaction made or agreed to or recommended by the Company; (iii) any recapitalization, restructuring, liquidation, dissolution with respect to the Company or any material portion of the Company’s business (other than as may be proposed by the Company) or (iv) any knowing “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission ) or consents to vote any voting securities of the Company with respect to any matter not proposed or recommended (other than with respect to its nominees to the Board and other than with respect to any matter that has been recommended by the Company or its Board); (b) form or knowingly and intentionally join a “group” (as defined under the 1934 Act) with respect to the voting equity securities of the Company (other than any “group” formed solely among the Initial Stockholder and its Affiliates). For purposes of this section “Affiliates” shall not include any of the Initial Stockholder’s designees or nominees to the Board. Nothing shall restrict such directors from exercising their respective fiduciary duties as members of the Board. Nothing shall restrict or prohibit the Initial Stockholder from (x) engaging or seeking to engage in discussions (or, with the consent of the Company, negotiations) with the Company regarding any of the transactions or actions of the type prohibited or restricted by the foregoing so long as the Initial Stockholder seeks to do so on a direct and consensual basis (and the Company may, from time to time, as determined in its sole discretion, grant any waiver of the restrictions or prohibitions set forth in this Section 14(i)(a) and no such waiver shall require a written amendment to this Agreement)). Nothing in this Agreement shall prohibit or limit the Initial Stockholder or any of its Affiliates from making any public disclosure or filing that such person reasonably determines in good faith, after consultation with counsel, is required pursuant to the 1934 Act or the rules and regulations promulgated thereunder or any form or schedule filed pursuant thereto (provided that, the foregoing shall not include Schedule TO to the extent the prohibitions and restrictions set forth in clause (a)(ii) of the first sentence of this Section 14(i) remain in effect).

(j) Notwithstanding anything to the contrary in this Agreement, but without limiting the effect of any waiver that may be granted by the Company pursuant to the application of Section 14(i) above, the terms and conditions of this Section 14 may only be amended or modified with the prior written consent of both the Company and the Initial Stockholder.

15.	Miscellaneous.

(a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by e-mail,

If to the Company:

Lumos Networks Corp.

One Lumos Plaza

Waynesboro, Virginia 22980

Attention: Mary McDermott

Email: mcdermottm@lumosnet.com

with a copy to (which shall not constitute notice):

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

Attention:	David M. Carter
R. Mason Bayler, Jr.

Email:	david.carter@troutmansanders.com
mason.bayler@troutmansanders.com

If to the Initial Stockholder:

Lumos Investment Holdings, Ltd.

c/o Pamplona Capital Management LLC

375 Park Avenue, 17th Floor

New York, NY 10152

Attention:	William Pruellage
Jordan Lee
E-mail:	wpruellage@pamplonafunds.com
jlee@pamplonafunds.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

Attention:	Kenneth M. Wolff
Michael J. Schwartz

Email:	kenneth.wolff@skadden.com
michael.schwartz@skadden.com

If to a Permitted Transferee, to the address of such Permitted Transferee set forth in the transfer documentation provided to the Company;

or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or transmitted by e-mail, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the Company’s outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of a merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Stockholders or a Permitted Transferee, shall further evidence such obligation by executing and delivering to the Stockholders and such transferee of any Stockholder a written agreement to such effect in form and substance satisfactory to such Stockholder.

(d) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(e) Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) No Recourse. This Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (or their successors and permitted assigns, or any third party beneficiaries hereto) and none of (a) the Stockholders or any of their respective Affiliates’ (other than the Stockholders), members, managers, directors, officers, employees, agents, representatives or assignees of any of the foregoing (collectively, the “Stockholder Related Parties”) or (b) the Company’s or any of its Affiliates’ stockholders (other than the Company), members, managers, directors, officers, employees, agents, representatives or assignees of any of the foregoing (collectively, the “Company Related Parties”), in each case, shall have any liability for any obligations or liabilities of the other parties to this Agreement or for any action (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the parties hereunder against the other parties to this Agreement, in no event shall (i) the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, commence any actions for breach of this Agreement against, or seek to recover monetary damages from, any Stockholder Related Party, or (ii) the Stockholder or any of its Affiliates, and the Stockholder agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, commence any actions for breach of this Agreement against, or seek to recover monetary damages from, any Company Related Party.

(j) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Amendments. Except as otherwise provided in Section 14(j), the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of (i) the Company and (ii) the Stockholders collectively then holding Warrants and Warrant Shares representing more than 50% of the total number of Warrant Shares then held by the Stockholders (calculated as the sum of all issued and outstanding Warrant Shares plus all Warrant Shares issuable upon exercise of all outstanding Warrants); provided that so long as the Initial Stockholder continues to hold Warrants and Warrant Shares representing at least 10% of the total number of Warrant Shares then held by the Stockholders (calculated as the sum of all issued and outstanding Warrant Shares plus all Warrant Shares issuable upon exercise of all outstanding Warrants), in the aggregate, any such amendment shall also require the prior written consent of the Initial Stockholder.

(m) Aggregation of Stock. All Registrable Securities held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(n) Equitable Relief. The parties hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Accordingly, each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other parties, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the other parties hereto shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

[Execution Page Follows]

IN WITNESS WHEREOF, this Investors Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

LUMOS NETWORKS CORP.

By:	/s/ Timothy G. Biltz
	Name:	Timothy G. Biltz
	Title:	President and Chief Executive Officer

LUMOS INVESTMENT HOLDINGS, LTD.

By:	/s/ William Pruellage
	Name:	William Pruellage
	Title:	Attorney-in-Fact

Exhibit A

Plan of Distribution

Each selling stockholder may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by the selling stockholder from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If the selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, the selling stockholder may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions the selling stockholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from the selling stockholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions the selling stockholder pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the selling stockholder. Any remarketing firm will be identified and the terms of its agreements, if any, with the selling stockholder and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by the Company and the selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for the Company or the selling stockholder in the ordinary course of business.

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Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on NASDAQ. Any common stock sold will be listed on NASDAQ. The securities other than the common stock may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by the selling stockholder for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

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Exhibit B

Form of Joinder

JOINDER AGREEMENT

to

INVESTORS RIGHTS AGREEMENT

            , 20

Reference is made to that certain Investors Rights Agreement, dated as of August 6, 2015, by and between Lumos Networks Corp., a Delaware corporation (the “Company”) and Lumos Investment Holdings, Ltd., a Cayman limited partnership (the “Initial Stockholder”) (as amended from time to time, the “Investors Rights Agreement”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Investors Rights Agreement. This Joinder Agreement is being delivered to the Company in accordance with Section 12(a) of the Investors Rights Agreement.

By executing and delivering this Joinder Agreement, [●], confirms to and agrees to (i) become a party to the Investors Rights Agreement as a Stockholder and (ii) be bound by, and comply with, the terms and provisions of the Investors Rights Agreement applicable to Stockholders thereunder.

By executing and delivering this Joinder Agreement, the Company, (i) acknowledges that this Joinder Agreement is satisfactory to fulfill all requirements for the acceptance of [●] as Stockholder pursuant to Section 12(a) of the Investors Rights Agreement and (ii) confirms [●] is hereby admitted as a Stockholder of the Company.

This Joinder Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which shall together constitute one and the same instrument.

This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first above written.

Stockholder:

[●]

By:
Name:
Title:

Company

Lumos Networks Corp., a Delaware corporation

By:
Name:
Title:

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